THIRD QUARTER 2025
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

BELLEVUE
PORTLAND
SAN FRANCISCO
SAN DIEGO
OAHU / HONOLULU
SAN ANTONIO

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,801,538	1,322,200	1,645 (1)	—	—

Bellevue	1,028,470	—	—	—	—

Portland	930,903	44,236	657	—	—

San Antonio	—	588,148	—	—	—

San Francisco	522,696	35,159	—	—	—

Oahu	—	430,504	—	93,925	369

Total	4,283,607	2,420,247	2,302	93,925	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	4.3	million	64%	53%
	Retail (3)	2.4	million	36%	25%
Data is as of September 30, 2025.	Totals	6.7	million
(1) Includes 120 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended September 30, 2025. NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of NOI to net income are included in the Glossary of Terms.

(3) Does not include mixed-use retail.

Third Quarter 2025 Supplemental Information	Page 2

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; decreased rental rates or increased vacancy rates; our failure to generate sufficient cash flows to service our outstanding indebtedness; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing; our inability to develop or redevelop our properties due to market conditions; investment returns from our developed properties may be less than anticipated; general economic conditions, including the impact of tariffs and other trade restrictions; the potential impact of a prolonged government shutdown; financial market fluctuations; risks that affect the general office, retail, multifamily and mixed-use environment; the competitive environment in which we operate; system failures or security incidents through cyberattacks; the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully operate acquired properties and operations; risks related to joint venture arrangements; potential litigation; difficulties in completing dispositions; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for American Assets Trust, Inc. to continue to qualify as a REIT, for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

Third Quarter 2025 Supplemental Information	Page 3

FINANCIAL HIGHLIGHTS

Third Quarter 2025 Supplemental Information	Page 4

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	September 30, 2025	December 31, 2024

ASSETS	(unaudited)
Real estate, at cost
Operating real estate	$3,668,738	$3,449,009
Construction in progress	73,727	176,868
Held for development	487	487
	3,742,952	3,626,364
Accumulated depreciation	(1,116,022)	(1,038,878)
Net real estate	2,626,930	2,587,486
Cash and cash equivalents	138,714	425,659
Accounts receivable, net	7,819	6,905
Deferred rent receivable, net	85,827	88,059
Other assets, net	82,765	87,737
Real estate assets held for sale	—	77,519
TOTAL ASSETS	$2,942,055	$3,273,365
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$74,827	$74,759
Unsecured notes payable, net	1,612,228	1,935,756
Accounts payable and accrued expenses	69,581	63,693
Security deposits payable	9,323	8,896
Other liabilities and deferred credits, net	61,705	62,588
Liabilities related to real estate assets held for sale	—	3,352
Total liabilities	1,827,664	2,149,044
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 61,152,542 and 61,138,238 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	612	611
Additional paid in capital	1,480,025	1,474,869
Accumulated dividends in excess of net income	(313,594)	(304,339)
Accumulated other comprehensive income	2,111	4,760
Total American Assets Trust, Inc. stockholders' equity	1,169,154	1,175,901
Noncontrolling interests	(54,763)	(51,580)
Total equity	1,114,391	1,124,321
TOTAL LIABILITIES AND EQUITY	$2,942,055	$3,273,365

Third Quarter 2025 Supplemental Information	Page 5

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
REVENUE:
Rental income	$102,222	$105,549	$306,243	$315,664
Other property income	7,356	17,261	19,875	28,731
Total revenue	109,578	122,810	326,118	344,395
EXPENSES:
Rental expenses	31,768	31,361	91,746	90,707
Real estate taxes	11,529	11,044	33,179	33,133
General and administrative	9,500	9,068	27,662	26,647
Depreciation and amortization	32,014	33,529	95,290	94,757
Total operating expenses	84,811	85,002	247,877	245,244
Gain on sale of real estate	—	—	44,476	—
OPERATING INCOME	24,767	37,808	122,717	99,151
Interest expense, net	(19,773)	(18,229)	(58,337)	(50,773)
Other income, net	927	1,739	2,769	12,857
NET INCOME	5,921	21,318	67,149	61,235
Net income attributable to restricted shares	(207)	(194)	(616)	(585)
Net income attributable to unitholders in the Operating Partnership	(1,205)	(4,467)	(14,033)	(12,829)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$4,509	$16,657	$52,500	$47,821

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.07	$0.28	$0.87	$0.79
Weighted average shares of common stock outstanding - basic	60,546,480	60,320,269	60,541,335	60,314,377
Diluted income from continuing operations attributable to common stockholders per share	$0.07	$0.28	$0.87	$0.79
Weighted average shares of common stock outstanding - diluted	76,728,017	76,501,806	76,722,872	76,495,914

Third Quarter 2025 Supplemental Information	Page 6

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Funds from Operations (FFO) (1)
Net income	$5,921	$21,318	$67,149	$61,235
Depreciation and amortization of real estate assets	32,014	33,529	95,290	94,757
Gain on sale of real estate	—	—	(44,476)	—
FFO, as defined by NAREIT	37,935	54,847	117,963	155,992
Less: Nonforfeitable dividends on restricted stock awards	(181)	(192)	(541)	(576)
FFO attributable to common stock and common units	$37,754	$54,655	$117,422	$155,416

FFO per diluted share/unit	$0.49	$0.71	$1.53	$2.03

FFO per diluted share/unit, excluding lease termination fees and litigation income (2)	$0.48	$0.56	$1.51	$1.75

Weighted average number of common shares and common units, diluted (3)	76,732,590	76,505,676	76,729,280	76,499,208

Funds Available for Distribution (FAD) (1)	$25,960	$34,576	$82,618	$113,543

Dividends
Dividends declared and paid	$26,294	$25,822	$78,876	$77,466
Dividends declared and paid per share/unit	$0.340	$0.335	$1.020	$1.005

FFO and FAD are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance.

Third Quarter 2025 Supplemental Information	Page 7

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Funds Available for Distribution (FAD) (1)
FFO	$37,935	$54,847	$117,963	$155,992
Adjustments:
Tenant improvements, leasing commissions and capital expenditures	(14,669)	(21,894)	(41,788)	(44,625)
Net effect of straight-line rents (4)	861	(509)	1,351	(3,172)
Amortization of net above (below) market rents (5)	(491)	(648)	(1,732)	(2,079)
Net effect of other lease assets (6)	(29)	99	36	97
Amortization of debt issuance costs and debt fair value adjustment	731	888	2,173	2,558
Non-cash compensation expense	1,803	1,985	5,156	5,348
Nonforfeitable dividends on restricted stock awards	(181)	(192)	(541)	(576)
FAD	$25,960	$34,576	$82,618	$113,543

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$7,453	$12,962	$25,114	$25,376
Capital expenditures	7,216	8,932	16,674	19,249
	$14,669	$21,894	$41,788	$44,625

Notes:
(1)    See Glossary of Terms.
(2)    Excludes $1.1 million and $1.9 million in lease termination fees recognized during the three and nine months ended September 30, 2025, respectively, $11.6 million in lease termination fees recognized during the three and nine months ended September 30, 2024 and $10.0 million in litigation income recognized during the nine months ended September 30, 2024.
(3)    For the three and nine months ended September 30, 2025 and 2024, the weighted average common shares and common units used to compute FFO per diluted share/unit included operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(4)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(5)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(6)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

FFO and FAD are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance.

Third Quarter 2025 Supplemental Information	Page 8

CORPORATE GUIDANCE

(Amounts in thousands, except share and per share data)
	Prior 2025 Guidance Range (1) (2)		Revised 2025 Guidance Range (2)
Funds from Operations (FFO):
Net income	$70,977	$80,186	$70,227	$76,367
Depreciation and amortization of real estate assets	119,256	119,256	123,094	123,094
Gain on sale of real estate	(44,476)	(44,476)	(44,476)	(44,476)
FFO, as defined by NAREIT	145,757	154,966	148,845	154,985
Less: Nonforfeitable dividends on restricted stock awards	(721)	(721)	(729)	(729)
FFO attributable to common stock and units	$145,036	$154,245	$148,116	$154,256
Weighted average number of common shares and units, diluted	76,738,815	76,738,815	76,744,005	76,744,005
FFO per diluted share, updated	$1.89	$2.01	$1.93	$2.01

Notes:
(1)    The Prior 2025 Guidance Range as reported in the company's Second Quarter 2025 Supplemental Information.
(2)    Management will discuss the company's revised guidance in more detail during tomorrow's earnings call. Except as discussed during the call, the company's revised guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, debt financing or repayments.
FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance.
The foregoing estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, credit spreads and the amount and timing of acquisition and development activities. The company's actual results may differ materially from these estimates.

Third Quarter 2025 Supplemental Information	Page 9

SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2025 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$51,944	$23,123	$16,191	$16,750	$108,008
Non-same store	349	8	1,213	—	1,570
Total	52,293	23,131	17,404	16,750	109,578
Real estate expenses
Same-store	15,721	6,516	7,865	11,109	41,211
Non-same store	1,472	8	606	—	2,086
Total	17,193	6,524	8,471	11,109	43,297
Net Operating Income (NOI)
Same-store	36,223	16,607	8,326	5,641	66,797
Non-same store	(1,123)	—	607	—	(516)
Total	$35,100	$16,607	$8,933	$5,641	$66,281
Same-store NOI	$36,223	$16,607	$8,326	$5,641	$66,797
Net effect of straight-line rents (2)	1,844	(149)	(724)	32	1,003
Amortization of net above (below) market rents (3)	(385)	(106)	—	—	(491)
Net effect of other lease assets (4)	(58)	11	—	—	(47)
Lease termination fees and tenant improvement reimbursements (5)	(2,302)	(1)	—	—	(2,303)
Same-store cash NOI (5)	$35,322	$16,362	$7,602	$5,673	$64,959

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on September 30, 2025 and 2024. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Third Quarter 2025 Supplemental Information	Page 10

SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Unaudited, amounts in thousands)	Nine Months Ended September 30, 2025 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$153,335	$69,172	$48,968	$49,676	$321,151
Non-same store	657	1,615	2,695	—	4,967
Total	153,992	70,787	51,663	49,676	326,118
Real estate expenses
Same-store	44,895	19,121	21,978	33,101	119,095
Non-same store	3,611	742	1,477	—	5,830
Total	48,506	19,863	23,455	33,101	124,925
Net Operating Income (NOI)
Same-store	108,440	50,051	26,990	16,575	202,056
Non-same store	(2,954)	873	1,218	—	(863)
Total	$105,486	$50,924	$28,208	$16,575	$201,193
Same-store NOI	$108,440	$50,051	$26,990	$16,575	$202,056
Net effect of straight-line rents (2)	2,290	106	(944)	143	1,595
Amortization of net above (below) market rents (3)	(1,350)	(382)	—	—	(1,732)
Net effect of other lease assets (4)	(16)	34	—	—	18
Lease termination fees and tenant improvement reimbursements (5)	(3,223)	(173)	—	—	(3,396)
Same-store cash NOI (5)	$106,141	$49,636	$26,046	$16,718	$198,541

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on September 30, 2025 and 2024. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Third Quarter 2025 Supplemental Information	Page 11

SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	Change	2025	2024	Change
Cash Basis:
Office	$35,322	$34,109	3.6%	$106,141	$103,352	2.7%
Retail	16,362	16,800	(2.6)	49,636	48,514	2.3
Multifamily	7,602	8,292	(8.3)	26,046	27,045	(3.7)
Mixed-Use	5,673	6,309	(10.1)	16,718	18,375	(9.0)
Same-store Cash NOI (1)(2)	$64,959	$65,510	(0.8)%	$198,541	$197,286	0.6%

Notes:
(1)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.
(2)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2025 Supplemental Information	Page 12

SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	Change	2025	2024	Change
Cash Basis:
Office (1)	$35,024	$33,876	3.4%	$105,368	$102,893	2.4%
Retail	16,362	16,800	(2.6)	49,636	48,514	2.3
Multifamily	7,602	8,292	(8.3)	26,046	27,045	(3.7)
Mixed-Use	5,673	6,309	(10.1)	16,718	18,375	(9.0)
Same-store Cash NOI with Redevelopment (2)(3)	$64,661	$65,277	(0.9)%	$197,768	$196,827	0.5%

Notes:
(1)    Office same-store Cash NOI with Redevelopment includes One Beach Street.
(2)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.
(3)    See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

Third Quarter 2025 Supplemental Information	Page 13

CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2025
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	$14,545	$9,052	$7,059	$—	$30,656
Northern California	7,340	265	—	—	7,605
Hawaii	—	3,158	—	5,673	8,831
Oregon	4,233	146	1,150	—	5,529
Texas	—	3,741	—	—	3,741
Washington	7,957	—	—	—	7,957
Total Cash NOI	$34,075	$16,362	$8,209	$5,673	$64,319

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2025 Supplemental Information	Page 14

CASH NOI BREAKDOWN

Three Months Ended September 30, 2025

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Oregon
8%
Washington
12%
Texas
6%
Hawaii
14%
Northern California
12%
Southern California
48%

Mixed-Use
9%
Retail
26%
Multifamily
13%
Office
52%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2025 Supplemental Information	Page 15

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2025
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$9,770	$277	$2,370	$(4,352)	$(460)	$7,605
Torrey Reserve Campus (7)	6,243	66	310	(1,777)	(135)	4,707
Torrey Point	1,521	95	29	(423)	(338)	884
Solana Crossing	1,971	17	144	(686)	(93)	1,353
The Landmark at One Market	10,458	85	1,039	(3,944)	—	7,638
One Beach Street	10	—	—	(308)	—	(298)
First & Main	2,208	274	509	(1,085)	(334)	1,572
Lloyd Portfolio (7)	3,753	430	212	(1,508)	(110)	2,777
City Center Bellevue	6,870	771	206	(1,653)	(197)	5,997
14Acres (8)	937	18	323	(645)	(38)	595
Timber Ridge (9)	1,083	53	417	(468)	(42)	1,043
Timber Springs (10)	433	10	158	(234)	(45)	322
Subtotal Office Portfolio	$45,257	$2,096	$5,717	$(17,083)	$(1,792)	$34,195
Retail Portfolio
Carmel Country Plaza	$1,010	$15	$230	$(251)	$(29)	$975
Carmel Mountain Plaza	3,626	113	1,048	(1,075)	—	3,712
South Bay Marketplace	633	19	231	(226)	—	657
Gateway Marketplace	549	—	216	(283)	—	482
Lomas Santa Fe Plaza	1,643	22	316	(471)	(5)	1,505
Solana Beach Towne Centre	1,797	17	542	(620)	(15)	1,721
Geary Marketplace	272	3	146	(156)	—	265
The Shops at Kalakaua	302	17	52	(97)	—	274
Waikele Center	3,130	462	917	(1,625)	—	2,884
Alamo Quarry Market	4,009	135	1,192	(1,595)	—	3,741
Hassalo on Eighth - Retail	214	20	37	(125)	—	146
Subtotal Retail Portfolio	$17,185	$823	$4,927	$(6,524)	$(49)	$16,362

Third Quarter 2025 Supplemental Information	Page 16

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2025
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$4,391	$283	$—	$(1,778)	$(23)	$2,873
Imperial Beach Gardens	1,126	74	—	(571)	(18)	611
Mariner's Point	566	33	—	(259)	—	340
Santa Fe Park RV Resort	497	46	—	(290)	—	253
Pacific Ridge Apartments	5,904	286	—	(2,906)	(910)	2,374
Genesee Park (11)	1,206	11	—	(606)	(3)	608
Hassalo on Eighth - Multifamily	2,949	427	—	(2,061)	(165)	1,150
Subtotal Multifamily Portfolio	$16,639	$1,160	$—	$(8,471)	$(1,119)	$8,209
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,419	$1,563	$999	$(1,902)	$(57)	$3,022
Waikiki Beach Walk - Embassy Suites™	10,107	1,751	—	(9,207)	—	2,651
Subtotal Mixed-Use Portfolio	$12,526	$3,314	$999	$(11,109)	$(57)	$5,673
Subtotal Development Properties	$—	$9	$—	$(129)	$—	$(120)
Total	$91,607	$7,402	$11,643	$(43,316)	$(3,017)	$64,319
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolios and the retail portion of our mixed-use portfolio represents base rent for the three months ended September 30, 2025 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office portfolio were approximately $1.8 million for the three months ended September 30, 2025. Total abatements for our retail and mixed-use portfolio were minimal for the three months ended September 30, 2025. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (which include insufficient notice penalties, month-to-month charges and pet rent). There were $1.1 million of abatements for our multifamily portfolio for the three months ended September 30, 2025. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended September 30, 2025. Total tenant improvement reimbursements for our office portfolio, retail portfolio and the retail portion of our mixed-use portfolio were approximately $1.2 million in the aggregate for the three months ended September 30, 2025. A reconciliation of base rent to rental income is shown below:

Base Rent	$91,607
Billed Expense Reimbursement	11,643
Percentage Rent	521
Straight-line rent components	(861)
Other Rental Income*	(688)
Rental Income	$102,222
* Other rental income includes rent abatement, rent deferral, above market rent, below market rent, lease incentives, tenant improvement reimbursement, storage rent and other miscellaneous rental income.

Third Quarter 2025 Supplemental Information	Page 17

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(2)    Represents additional property-related income for the three months ended September 30, 2025, which includes (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales), and excludes lease termination fees.
(3)    Represents billed tenant expense reimbursements for the three months ended September 30, 2025.
(4)    Represents property operating expenses for the three months ended September 30, 2025. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents rental adjustments related to base rent (deferrals and abatements).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatement were both $0.5 million for the three months ended September 30, 2025.
(8)    14Acres was formerly known as Eastgate Office Park.
(9)    Timber Ridge was formerly known as Corporate Campus East III.
(10)    Timber Springs was formerly known as Bel-Spring 520.
(11)    Genesee Park was acquired on February 28, 2025.

Third Quarter 2025 Supplemental Information	Page 18

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2025
Segment	Tenant Improvements and Leasing Commissions	Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Capital Expenditures	Redevelopment, Expansions and Repositioning (1)	New Development	Total Capital Expenditures
Office Portfolio	$5,033	$4,492	$9,525	$1,310	$2,350	$13,185
Retail Portfolio	2,274	1,664	3,938	562	—	4,500
Multifamily Portfolio	—	768	768	342	—	1,110
Mixed-Use Portfolio	146	292	438	—	—	438
Total	$7,453	$7,216	$14,669	$2,214	$2,350	$19,233

	Nine Months Ended September 30, 2025
Segment	Tenant Improvements and Leasing Commissions	Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Capital Expenditures	Redevelopment, Expansions and Repositioning (1)	New Development	Total Capital Expenditures
Office Portfolio	$20,870	$10,287	$31,157	$3,639	$12,558	$47,354
Retail Portfolio	3,821	2,627	6,448	698	—	7,146
Multifamily Portfolio	—	2,236	2,236	836	—	3,072
Mixed-Use Portfolio	423	1,524	1,947	—	—	1,947
Total	$25,114	$16,674	$41,788	$5,173	$12,558	$59,519

(1)    Beginning with the three months ended June 30, 2025, this capital expenditures category includes spending related to repositioning initiatives at operating properties, as well as planned capital expenditures identified at the time of acquisition.

Third Quarter 2025 Supplemental Information	Page 19

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	September 30, 2025	Interest Rate	Service (1)	Maturity Date
City Center Bellevue	75,000	5.08%	3,863	October 1, 2027
Secured Notes Payable / Weighted Average (2)	$75,000	5.08%	$3,863

Term Loan A (3)	$100,000	2.70%	$2,700	January 5, 2027
Series D Notes (4)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (5)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (6)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Notes (7)	500,000	3.50%	16,875	February 1, 2031
6.150% Senior Notes (8)	525,000	6.21%	$32,288	October 1, 2034
Unsecured Notes Payable / Weighted Average (9)	$1,625,000	4.46%	$72,693

Unsecured Line of Credit (10)	$—
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    The Secured Notes Payable total does not include debt issuance costs, net of $0.2 million.
(3)    Term Loan A has a stated maturity of January 5, 2027, with no further extension options. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 2.70%, subject to adjustments based on our consolidated leverage ratio.
(4)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(5)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(6)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(7)    $500 million of 3.375% Senior Notes due February 1, 2031. Net of the debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(8)    $525 million of 6.150% Senior Notes due October 1, 2034. Net of the debt issuance discount and settlement of the treasury lock contracts, the effective interest rate for the 6.150% Notes is approximately 6.209% through maturity.
(9)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $12.8 million.
(10)    The Unsecured Line of Credit (the "Revolver Loan") has a capacity of $400 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $400 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 5, 2026, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at SOFR, plus the applicable SOFR adjustment and a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $0.2 million.

Third Quarter 2025 Supplemental Information	Page 20

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)
Market data	September 30, 2025
Common shares outstanding	61,153
Common units outstanding	16,182
Common shares and common units outstanding	77,335
Market price per common share	$20.32
Equity market capitalization	$1,571,447
Total debt	$1,700,000
Total market capitalization	$3,271,447
Less: Cash on hand	$(138,714)
Total enterprise value	$3,132,733
Total unencumbered assets, gross	$3,652,649

Total debt/Total capitalization			52.0%
Total debt/Total enterprise value			54.3%
Net debt/Total enterprise value (1)			49.8%
Total unencumbered assets, gross/Unsecured debt			224.8%
	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	7.5	x	7.3	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.9	x	6.7	x
Interest coverage ratio (4)	3.0	x	2.9	x
Fixed charge coverage ratio (4)	3.0	x	2.9	x
Debt Covenants (3.375% Senior Notes & 6.150% Senior Notes) (5)	Covenant		September 30, 2025
Aggregate Debt Test	< 60%		43.8%
Debt Service Test	> 1.5x		3.0
Secured Debt Test	< 40%		1.9%
Maintenance of Total Unencumbered Assets	> 150%		221.9%

Debt Maturity Schedule
as of September 30, 2025
Principal Repayment (in millions)
$600
$400
$200
$0
$350
$75
$100
$150
$500
$525
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
	—%	—%	3.8%	—%	4.2%	3.9%	3.5%	—%	—%	6.2%

Total Weighted Average Fixed Interest Rate:	4.5%
Weighted Average Term to Maturity (in years):	5.4

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended September 30, 2025, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.
(5)    The debt covenant headings set forth in this table are utilized, and the covenants themselves are detailed, in the documents governing the 3.375% Senior Notes and the 6.150% Senior Notes.
Adjusted EBITDA is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of Adjusted EBITDA to net income are in the Glossary of Terms.

Third Quarter 2025 Supplemental Information	Page 21

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	120,000	N/A	Development of 120,000 square foot retail building (former KMart space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA		TBD	Development of multifamily units
Genesee Park	Multifamily	San Diego, CA		TBD	Development of multifamily units
Solana Beach Towne Centre	Retail	Solana Beach, CA		TBD	Development of multifamily units
Carmel Mountain Plaza	Retail	San Diego, CA		TBD	Development of multifamily units
Lloyd Portfolio - multiple phases (1)	Mixed Use	Portland, OR
Phase 2B - Oregon Square			385,000	N/A	Development of high density, transit oriented, mixed-use urban village

Notes:
(1)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The zoning for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Third Quarter 2025 Supplemental Information	Page 22

PORTFOLIO DATA

Third Quarter 2025 Supplemental Information	Page 23

PROPERTY REPORT

As of September 30, 2025			Office and Retail Portfolios
			Net			Annualized
			Rentable			Base Rent per
		Year Built/	Square	Percentage	Annualized	Leased	Retail
Property	Location	Most Recent Renovation	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons I & II	San Diego, CA	2008	725,439	98.0%	$48,451,599	$68.15
La Jolla Commons III	San Diego, CA	2025	206,231	26.2	1,427,194	26.41
Torrey Reserve Campus	San Diego, CA	1996/2022	551,005	83.4	25,277,301	55.01
Torrey Point	San Diego, CA	2017	94,854	99.6	6,084,139	64.40
Solana Crossing	Solana Beach, CA	1982/2022	224,009	79.3	8,656,249	48.73
The Landmark at One Market (7)	San Francisco, CA	1917/2000	422,426	98.3	41,830,682	100.74
One Beach Street	San Francisco, CA	1924/2024	100,270	—	—	—
First & Main	Portland, OR	2010	362,633	74.9	8,913,864	32.82
Lloyd Portfolio	Portland, OR	1940/2022	568,270	84.7	15,196,259	31.57
City Center Bellevue	Bellevue, WA	1987/2023	498,606	91.4	26,854,907	58.93
14Acres (8)	Bellevue, WA	1985/2024	276,060	59.3	5,626,695	34.37
Timber Ridge (9)	Bellevue, WA	1986	160,509	97.5	7,560,570	48.31
Timber Springs (10)	Bellevue, WA	1983	93,295	70.6	2,651,509	40.26
Subtotal/Weighted Average Office Portfolio (11)			4,283,607	81.9%	$198,530,968	$56.59
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	78,098	98.0%	$4,293,530	$56.10		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (12)	San Diego, CA	1994/2020	528,416	99.8	14,628,396	27.74	At Home Stores	Dick's Sporting Goods, Sprouts Farmers Market, Nordstrom Rack, Total Wine & More
South Bay Marketplace (12)	San Diego, CA	1997/2018	132,877	97.8	2,533,617	19.50		Ross Dress for Less, Grocery Outlet
Gateway Marketplace (12)	San Diego, CA	1997/2016	127,861	100.0	2,553,206	19.97	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	208,297	96.6	6,599,512	32.80		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2004	246,651	98.1	7,367,887	30.45		Dixieline Probuild, Marshalls
Geary Marketplace	Walnut Creek, CA	2012	35,159	100.0	1,296,151	36.87		Sprouts Farmers Market
The Shops at Kalakaua	Honolulu, HI	1971/2006	11,893	100.0	1,206,000	101.40		Hawaii Beachware & Fashion, Diesel U.S.A.
Waikele Center	Waipahu, HI	1993/2008	418,611	97.1	12,462,082	30.66	Lowe's, Safeway	UFC Gym, Office Max, Old Navy
Alamo Quarry Market (12)	San Antonio, TX	1997/1999	588,148	99.8	16,267,685	27.71	Regal Cinemas	Whole Foods Market, Nordstrom Rack, Williams-Sonoma, Sephora, Home Goods
Hassalo on Eighth - Retail	Portland, OR	2015	44,236	57.5	857,552	33.71		Providence Health & Services, Sola Salon
Subtotal/Weighted Average Retail Portfolio (11)			2,420,247	97.9%	$70,065,618	$29.57
Total/Weighted Average Office and Retail Portfolio (11)			6,703,854	87.7%	$268,596,586	$45.69

Third Quarter 2025 Supplemental Information	Page 24

PROPERTY REPORT (CONTINUED)

As of September 30, 2025
						Average Monthly
		Year Built/		Percentage	Annualized	Base Rent per
Property	Location	Most Recent Renovation	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2022	548	91.2%	$17,579,544	$2,931
Imperial Beach Gardens	Imperial Beach, CA	1959/2023	160	89.4	4,698,804	$2,737
Mariner's Point	Imperial Beach, CA	1986	88	92.1	2,320,500	$2,386
Santa Fe Park RV Resort (13)	San Diego, CA	1971/2008	124	58.1	1,586,304	$1,835
Pacific Ridge Apartments	San Diego, CA	2013	533	92.1	24,734,688	$4,199
Genesee Park	San Diego, CA	1985	192	97.4	4,899,912	$2,183
Hassalo on Eighth - Multifamily (14)	Portland, OR	2015	657	89.8	11,823,060	$1,670
Total/Weighted Average Multifamily Portfolio			2,302	89.7%	$67,642,812	$2,730

Mixed-Use Portfolio
			Net Rentable			Annualized Base
		Year Built/	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Most Recent Renovation	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	93,925	95.0%	$9,882,053	$110.75		Yardhouse, Roy's

		Year Built/		Average	Average	Revenue per
Hotel Portion	Location	Most Recent Renovation	Units	Occupancy (15)	Daily Rate (15)	Available Room (15)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2020	369	78.3%	$381	$298
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, 2017 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of September 30, 2025, including leases which may not have commenced as of September 30, 2025. Percentage leased for our multifamily properties includes total units rented and occupied as of September 30, 2025.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended September 30, 2025 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding:
•The annualized base rent for La Jolla Commons I & II has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $37,798,036 to our estimate of annual triple net operating expenses of $10,653,563 for an estimated annualized base rent on a modified gross lease basis of $48,451,599 for La Jolla Commons I & II.
•The annualized base rent for 14Acres has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $3,590,898 to our estimate of annual triple net operating expenses of $2,035,798 for an estimated annualized base rent on a modified gross lease basis of $5,626,696 for 14Acres.
•The annualized base rent for Timber Ridge has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $5,259,579 to our estimate of annual triple net operating expenses of $2,300,991 for an estimated annualized base rent on a modified gross lease basis of $7,560,570 for Timber Ridge.
•The annualized base rent for Timber Springs has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $1,739,902 to our estimate of annual triple net operating expenses of $911,607 for an estimated annualized base rent on a modified gross lease basis of $2,651,509 for Timber Springs.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2025. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of September 30, 2025. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons, 14Acres, Timber Ridge and Timber Springs has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. See footnote 3 for further explanation.

Third Quarter 2025 Supplemental Information	Page 25

PROPERTY REPORT (CONTINUED)

(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants, excluding anchor tenants.
(7)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2031.
(8)    14Acres was formerly known as Eastgate Office Park.
(9)    Timber Ridge was formerly known as Corporate Campus East III.
(10)    Timber Springs was formerly known as Bel-Spring 520.
(11)    Lease data for signed but not commenced leases as of September 30, 2025 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	159,446	$7,391,019	$46.35	$58.73
Retail Portfolio	9,897	$520,355	$52.58	$29.78
Total Retail and Office Portfolio	169,343	$7,911,374	$46.72	$47.05
(a)    Office portfolio leases signed but not commenced of 72,194, 55,542, 4,578, 8,778, and 18,354 square feet are expected to commence during the fourth quarter of 2025, and each quarter of 2026, respectively. Retail portfolio leases signed but not commenced of 1,315, 1,700, 1,627, and 5,255 square feet are expected to commence during the fourth quarter of 2025 and the first three quarters of 2026, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements) for signed but not commenced leases as of September 30, 2025 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of September 30, 2025, by square footage under lease as of September 30, 2025.
(12)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$1,051,461
South Bay Marketplace	1	2,824	$114,552
Alamo Quarry Market	4	31,994	$723,455
Gateway Marketplace	1	18,903	$226,800
(13)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended September 30, 2025, the highest average monthly occupancy rate for this property was 84.7%, occurring in August 2025. The number of units at the Santa Fe Park RV Resort includes 120 RV spaces and four apartments.
(14)    Hassalo on Eighth - Multifamily includes three residential buildings: Velomor, Aster Tower, and Elwood.
(15)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2025, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended September 30, 2025 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended September 30, 2025 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2025 Supplemental Information	Page 26

OFFICE LEASING SUMMARY

As of September 30, 2025
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2025	11	100%	121,810	$59.09	$54.05	$614,455	9.3%	18.6%	4.2	$1,350,521	$11.09
2nd Quarter 2025	13	100%	69,363	$40.93	$41.74	$(56,699)	(2.0)%	9.6%	6.8	$2,661,151	$38.37
1st Quarter 2025	9	100%	44,422	$36.83	$34.16	$118,407	7.8%	15.2%	7.0	$668,939	$15.06
4th Quarter 2024	11	100%	56,564	$52.32	$51.48	$47,631	1.6%	11.0%	2.6	$520,590	$9.20
Total 12 months	44	100%	292,159	$50.08	$47.61	$723,794	5.2%	14.8%	4.9	$5,201,201	$17.80

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2025	3	27%	62,781	$67.95	$63.16	$300,742	7.6%	20.1%	2.7	$909,502	$14.49
2nd Quarter 2025	4	31%	50,765	$38.87	$41.01	$(108,988)	(5.2)%	9.2%	7.9	$2,444,097	$48.15
1st Quarter 2025	1	11%	1,913	$35.50	$34.01	$2,843	4.4%	0.6%	1.1	$—	—
4th Quarter 2024	3	27%	24,128	$61.41	$61.86	$(10,753)	(0.7)%	16.1%	3.3	$499,990	$20.72
Total 12 months	11	25%	139,587	$55.80	$54.48	$183,844	2.4%	16.1%	4.7	$3,853,589	$27.61

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2025	8	73%	59,029	$49.68	$44.36	$313,713	12.0%	16.5%	5.8	$441,019	$7.47
2nd Quarter 2025	9	69%	18,598	$46.55	$43.74	$52,289	6.4%	10.7%	4.0	$217,054	$11.67
1st Quarter 2025	8	89%	42,509	$36.89	$34.17	$115,564	8.0%	16.0%	7.2	$668,939	$15.74
4th Quarter 2024	8	73%	32,436	$45.56	$43.76	$58,384	4.1%	6.2%	2.2	$20,600	$0.64
Total 12 months	33	75%	152,572	$44.86	$41.32	$539,950	8.6%	13.2%	5.2	$1,347,612	$8.83

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2025	20	181,455	$56.01	4.9	$5,659,281	$31.19
2nd Quarter 2025	20	102,290	$37.39	6.7	$4,057,470	$39.67
1st Quarter 2025	19	139,616	$47.79	8.2	$12,173,819	$87.20
4th Quarter 2024	17	72,113	$52.76	3.4	$1,499,704	$20.80
Total 12 months	76	495,474	$49.38	6.0	$23,390,274	$47.21
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Includes renewals at fixed contractual rates specified in the lease.

Third Quarter 2025 Supplemental Information	Page 27

RETAIL LEASING SUMMARY

As of September 30, 2025
Total Lease Summary - Comparable (1)(7)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2025	23	100%	111,903	$38.72	$37.08	$183,733	4.4%	21.0%		4.9	$774,250	$6.92
2nd Quarter 2025	30	100%	213,073	$31.59	$29.41	$465,410	7.4%	21.9%		5.8	$911,860	$4.28
1st Quarter 2025	15	100%	155,944	$22.89	$20.21	$417,748	13.3%	21.0%		4.6	$2,010,000	$12.89
4th Quarter 2024	18	100%	99,604	$35.71	$33.51	$218,612	6.5%	30.8%		6.5	$604,031	$6.06
Total 12 months	86	100%	580,524	$31.33	$29.12	$1,285,503	7.6%	23.5%		5.4	$4,300,141	$7.41

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2025	1	4%	2,000	$60.00	$64.51	$(9,016)	(7.0)%	—%		10.0	$235,000	$117.50
2nd Quarter 2025	3	10%	20,654	$25.83	$24.17	$34,392	6.9%	263.2%	(6)	10.5	$691,500	$33.48
1st Quarter 2025	—	—%	—	—	—	—	—%	—%		—	—	—
4th Quarter 2024	3	17%	2,942	$117.65	$112.20	$16,007	4.8%	307.3%	(6)	5.0	$84,031	$28.56
Total 12 months	7	8%	25,596	$39.05	$37.44	$41,383	4.3%	336.4%	(6)	9.8	$1,010,531	$39.48

Renewal Lease Summary - Comparable (1)(5)(7)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2025	22	96%	109,903	$38.33	$36.58	$192,749	4.8%	15.4%		4.8	$539,250	$4.91
2nd Quarter 2025	27	90%	192,419	$32.21	$29.97	$431,018	7.5%	13.7%		5.3	$220,360	$1.15
1st Quarter 2025	15	100%	155,944	$22.89	$20.21	$417,748	13.3%	21.0%		4.6	$2,010,000	$12.89
4th Quarter 2024	15	83%	96,662	$33.21	$31.12	$202,605	6.7%	20.8%		6.5	$520,000	$5.38
Total 12 months	79	92%	554,928	$30.98	$28.74	$1,244,120	7.8%	16.9%		5.2	$3,289,610	$5.93

Total Lease Summary - Comparable and Non-Comparable (1)(7)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2025	29	125,022	$40.40	4.9	$1,466,951	$11.73
2nd Quarter 2025	32	220,247	$32.40	5.9	$1,443,860	$6.56
1st Quarter 2025	16	157,644	$23.24	4.6	$2,095,000	$13.29
4th Quarter 2024	23	117,333	$35.82	6.9	$2,754,892	$23.48
Total 12 months	100	620,246	$32.33	5.6	$7,760,703	$12.51
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Includes renewals at fixed contractual rates specified in the lease.
(6)    Prior tenants' rent was modified to cash-basis, therefore there is no straight-line rent for comparison.
(7)    Comparable renewal leases for the first quarter of 2025 excludes approximately 7,000 square feet of leases renewed at Del Monte Center, which was sold on February 25, 2025.

Third Quarter 2025 Supplemental Information	Page 28

MULTIFAMILY LEASING SUMMARY

As of September 30, 2025
Lease Summary - Loma Palisades
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2025	500	91.2%	$17,579,544	$2,931
2nd Quarter 2025	505	92.2%	$17,530,764	$2,891
1st Quarter 2025	505	92.2%	$17,809,548	$2,937
4th Quarter 2024	526	96.0%	$17,699,328	$2,804

Lease Summary - Imperial Beach Gardens
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2025	143	89.4%	$4,698,804	$2,737
2nd Quarter 2025	142	88.8%	$4,841,556	$2,840
1st Quarter 2025	149	93.1%	$4,931,352	$2,759
4th Quarter 2024	149	93.1%	$4,926,204	$2,756

Lease Summary - Mariner's Point
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2025	81	92.1%	$2,320,500	$2,386
2nd Quarter 2025	78	88.6%	$2,439,192	$2,607
1st Quarter 2025	79	89.8%	$2,291,508	$2,416
4th Quarter 2024	83	94.3%	$2,393,256	$2,403

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2025	72	58.1%	$1,586,304	$1,835
2nd Quarter 2025	95	76.6%	$2,229,156	$1,956
1st Quarter 2025	80	64.5%	$1,507,464	$1,571
4th Quarter 2024	87	70.2%	$1,646,532	$1,576

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2025	491	92.1%	$24,734,688	$4,199
2nd Quarter 2025	443	83.1%	$22,982,460	$4,324
1st Quarter 2025	505	94.7%	$24,984,036	$4,125
4th Quarter 2024	517	97.0%	$24,201,228	$3,901

Lease Summary - Genesee Park
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2025	187	97.4%	$4,899,912	$2,183
2nd Quarter 2025	183	95.3%	$4,753,440	$2,165
1st Quarter 2025	178	92.7%	$4,132,356	$1,935

Third Quarter 2025 Supplemental Information	Page 29

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of September 30, 2025
Lease Summary - Hassalo on Eighth - Multifamily (4)
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2025	590	89.8%	$11,823,060	$1,670
2nd Quarter 2025	582	88.6%	$11,706,456	$1,676
1st Quarter 2025	575	87.5%	$11,444,760	$1,659
4th Quarter 2024	574	87.4%	$11,496,168	$1,668

Total Multifamily Lease Summary
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2025	2,064	89.7%	$67,642,812	$2,730
2nd Quarter 2025	2,028	88.1%	$66,483,024	$2,732
1st Quarter 2025	2,071	90.0%	$67,101,024	$2,699
4th Quarter 2024	1,936	91.8%	$62,362,716	$2,683

Notes:
(1)    Number of leased units and percentage leased for our multifamily properties includes total units rented and occupied as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.
(4)    Hassalo on Eighth - Multifamily includes three residential buildings: Velomor, Aster Tower, and Elwood.

Third Quarter 2025 Supplemental Information	Page 30

MIXED-USE LEASING SUMMARY

As of September 30, 2025
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
3rd Quarter 2025	89,204	95.0%	$9,882,053	$111
2nd Quarter 2025	89,204	95.0%	$9,807,163	$110
1st Quarter 2025	83,911	89.3%	$9,771,216	$116
4th Quarter 2024	85,024	90.5%	$10,004,777	$118

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
3rd Quarter 2025	289	78.3%	$381	$298
2nd Quarter 2025	317	86.0%	$355	$305
1st Quarter 2025	312	84.6%	$353	$298
4th Quarter 2024	308	83.6%	$360	$301
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of September 30, 2025, including leases which may not have commenced as of September 30, 2025.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2025 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2025.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2025, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2025 Supplemental Information	Page 31

LEASE EXPIRATIONS

As of September 30, 2025
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	80,420	1.9%	1.2%	$0.69	12,150	0.5%	0.2%	$49.01	2,770	2.9%	—%	$10.05	95,340	1.4%	$7.12
2025	87,546	2.0	1.3	44.06	21,228	0.9	0.3	36.76	1,538	1.6	—	207.34	110,312	1.6	44.93
2026	344,008	8.0	5.1	46.11	118,146	4.9	1.7	43.82	6,808	7.2	0.1	170.51	468,962	6.9	47.34
2027	412,884	9.6	6.1	57.39	320,768	13.3	4.7	33.00	5,528	5.9	0.1	176.26	739,180	10.9	47.69
2028	565,721	13.2	8.3	58.49	519,129	21.4	7.6	24.64	20,401	21.7	0.3	108.21	1,105,251	16.3	43.51
2029	879,995	20.5	12.9	67.02	326,150	13.5	4.8	31.67	12,746	13.6	0.2	139.54	1,218,891	17.9	58.32
2030	323,294	7.5	4.8	43.28	178,362	7.4	2.6	37.04	17,384	18.5	0.3	82.19	519,040	7.6	42.44
2031	195,221	4.6	2.9	47.77	207,112	8.6	3.0	30.28	14,965	15.9	0.2	118.98	417,298	6.1	41.64
2032	77,695	1.8	1.1	54.58	130,509	5.4	1.9	29.75	—	—	—	—	208,204	3.1	39.02
2033	80,916	1.9	1.2	55.91	159,643	6.6	2.3	24.19	—	—	—	—	240,559	3.5	34.86
2034	130,897	3.1	1.9	62.22	119,699	4.9	1.8	27.12	973	1.0	—	210.12	251,569	3.7	46.09
Thereafter	168,376	3.9	2.5	40.79	247,708	10.2	3.6	23.97	—	—	—	—	416,084	6.1	30.78
Signed Leases Not Commenced	159,446	3.7	2.3	—	9,897	0.4	0.1	—	6,091	6.5	0.1	—	175,434	2.6	—
Available	777,188	18.1	11.4	—	49,746	2.1	0.7	—	4,721	5.0	0.1	—	831,655	12.2	—
Total (2)	4,283,607	100.0%	63.0%	$42.63	2,420,247	100.0%	35.6%	$28.95	93,925	100.0%	1.4%	$105.21	6,797,779	100.0%	$38.62

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	80,420	1.9%	1.2%	$0.69	12,150	0.5%	0.2%	$49.01	2,770	2.9%	—%	$10.05	95,340	1.4%	$7.12
2025	66,572	1.6	1.0	43.40	18,400	0.8	0.3	32.63	1,538	1.6	—	207.34	86,510	1.3	44.02
2026	96,448	2.3	1.4	42.47	50,195	2.1	0.7	43.62	3,767	4.0	0.1	166.92	150,410	2.2	45.97
2027	112,804	2.6	1.7	50.91	77,399	3.2	1.1	41.33	3,203	3.4	—	184.36	193,406	2.8	49.29
2028	119,440	2.8	1.8	51.70	136,158	5.6	2.0	27.55	13,487	14.4	0.2	81.62	269,085	4.0	40.98
2029	82,943	1.9	1.2	54.71	119,819	5.0	1.8	33.17	7,344	7.8	0.1	172.71	210,106	3.1	46.55
2030	227,031	5.3	3.3	36.28	128,992	5.3	1.9	34.18	4,710	5.0	0.1	127.11	360,733	5.3	36.72
2031	219,329	5.1	3.2	53.16	59,145	2.4	0.9	52.54	18,006	19.2	0.3	128.44	296,480	4.4	57.61
2032	308,149	7.2	4.5	54.04	161,960	6.7	2.4	31.11	911	1.0	—	96.00	471,020	6.9	46.24
2033	324,609	7.6	4.8	63.44	82,190	3.4	1.2	34.82	6,914	7.4	0.1	160.09	413,713	6.1	59.37
2034	114,766	2.7	1.7	52.66	226,708	9.4	3.3	30.30	5,402	5.8	0.1	94.45	346,876	5.1	38.70
Thereafter	1,594,462	37.2	23.5	60.17	1,287,488	53.2	18.9	26.00	15,061	16.0	0.2	88.37	2,897,011	42.6	45.13
Signed Leases Not Commenced	159,446	3.7	2.3	—	9,897	0.4	0.1	—	6,091	6.5	0.1	—	175,434	2.6	—
Available	777,188	18.1	11.4	—	49,746	2.1	0.7	—	4,721	5.0	0.1	—	831,655	12.2	—
Total (2)	4,283,607	100.0%	63.0%	$42.63	2,420,247	100.0%	35.6%	$28.95	93,925	100.0%	1.4%	$105.21	6,797,779	100.0%	$38.62

Third Quarter 2025 Supplemental Information	Page 32

LEASE EXPIRATIONS (CONTINUED)

As of September 30, 2025
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2025 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

Third Quarter 2025 Supplemental Information	Page 33

PORTFOLIO LEASED STATISTICS

	At September 30, 2025				At September 30, 2024
Type	Size		Leased (1)	Leased %	Size	Leased (1)	Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	4,283,607		3,506,419	81.9%	4,058,523	3,531,399	87.0%
Retail Properties (square feet)	2,420,247	(4)	2,370,501	97.9%	3,092,616	2,921,259	94.5%
Multifamily Properties (units)	2,302		2,064	89.7%	2,110	1,906	90.3%
Mixed-Use Properties (square feet)	93,925		89,204	95.0%	93,925	90,406	96.3%
Mixed-Use Properties (units) (3)	369		306	82.9%	369	320	86.7%

Same-Store(2) (5) Statistics
Office Properties (square feet)	3,977,106		3,452,420	86.8%	3,958,253	3,531,399	89.2%
Retail Properties (square feet)	2,420,247		2,370,501	97.9%	2,419,461	2,366,017	97.8%
Multifamily Properties (units)	2,110		1,877	89.0%	2,110	1,906	90.3%
Mixed-Use Properties (square feet)	93,925		89,204	95.0%	93,925	90,406	96.3%
Mixed-Use Properties (units) (3)	369		306	82.9%	369	320	86.7%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented and occupied as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the nine months ended September 30, 2025 and 2024.
(4)    Excludes Del Monte Center, which was sold on February 25, 2025.
(5)    Same-store lease percentages exclude: (i) One Beach Street (office) due to significant redevelopment activity; (ii) Del Monte Center (retail), which was sold on February 25, 2025, (iii) Genesee Park (multifamily), which was acquired on February 28, 2025, (iv) La Jolla Commons III (office), which was placed into operations on April 1, 2025 and (v) land held for development (office).

Third Quarter 2025 Supplemental Information	Page 34

TOP TENANTS - OFFICE

As of September 30, 2025
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	5.9%	3.7%	$27,659,898	13.9%	9.9%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	9.8	6.2	21,048,719	10.6	7.6
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2027 12/31/2028	138,615	3.2	2.0	13,730,889	6.9	4.9
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029	123,041	2.9	1.8	7,247,973	3.7	2.6
5	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	1.7	1.1	5,110,316	2.6	1.8
6	Databricks, Inc. (3)	City Center Bellevue	11/30/2027 1/31/2028 3/31/2028 10/31/2028	69,104	1.6	1.0	4,132,308	2.1	1.5
7	Industrious (4)	City Center Bellevue La Jolla Commons	4/30/2033 3/31/2034 7/31/2035	75,749	1.8	1.1	3,916,237	2.0	1.4
8	VMware, Inc. (5)	City Center Bellevue	1/31/2026 3/31/2028	55,683	1.3	0.8	3,635,757	1.8	1.3
9	State of Oregon: Department of Environmental Quality	Lloyd Portfolio	10/31/2031	87,787	2.0	1.3	3,113,766	1.6	1.1
10	Top technology tenant (6)	La Jolla Commons	8/31/2030	40,800	1.0	0.6	2,674,996	1.3	1.0
	Top 10 Office Tenants Total			1,338,154	31.2%	19.6%	$92,270,859	46.5%	33.1%

Notes:
(1)    For Autodesk, Inc., 45,795 and 92,820 of leased square feet have a lease expiration of December 31, 2027 and 2028, respectively.
(2)    For Smartsheet, Inc., 73,669 and 49,372 of leased square feet have a lease expiration of December 31, 2026 and April 30, 2029, respectively.
(3)    For Databricks, Inc., 17,623, 27,984, 18,919, and 4,578 of leased square feet have a lease expiration of November 30, 2027, January 31, 2028, March 31, 2028, and October 31, 2028, respectively. Additionally, effective February 1, 2026, Databricks, Inc will lease an additional 18,581 square feet that will have a lease expiration of March 31, 2028 (City Center Bellevue), which VMware, Inc. is vacating on January 31, 2026.
(4)    For Industrious, 18,090, 37,166, and 20,493 of leased square feet have a lease expiration of April 30, 2033 (City Center Bellevue), March 31, 2034 (City Center Bellevue), and July 31, 2035 (La Jolla Commons), respectively.
(5)    For VMware, Inc., 18,581 and 37,102 of leased square feet have a lease expiration of January 31, 2026 and March 31, 2028, respectively.
(6)    Name withheld per tenant's request.

Third Quarter 2025 Supplemental Information	Page 35

TOP TENANTS - RETAIL

As of September 30, 2025
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	6.4%	2.3%	$4,092,000	5.8%	1.5%
2	Sprouts Farmers Market (1)	Solana Beach Towne Centre Geary Marketplace Carmel Mountain Plaza	6/30/2029 9/30/2032 3/31/2035	71,431	3.0	1.1	2,248,554	3.2	0.8
3	Marshalls (2)	Carmel Mountain Plaza Solana Beach Towne Centre	1/31/2029 1/31/2035	68,055	2.8	1.0	1,901,151	2.7	0.7
4	Nordstrom Rack (3)	Carmel Mountain Plaza Alamo Quarry Market	9/30/2027 10/31/2027	69,047	2.9	1.0	1,804,269	2.6	0.6
5	Vons	Lomas Santa Fe Plaza	12/31/2027	49,895	2.1	0.7	1,609,086	2.3	0.6
6	Old Navy (4)	Alamo Quarry Market Southbay Marketplace Waikele Center	9/30/2027 4/30/2028 7/31/2030	52,936	2.2	0.8	1,308,258	1.9	0.5
7	Sola Salons (5)	Solana Beach Towne Centre Hassalo on Eighth - Retail South Bay Marketplace Carmel Mountain Plaza Carmel Country Plaza	11/30/2029 3/31/2031 6/30/2032 8/31/2034 3/31/2036	42,576	1.8	0.6	1,206,927	1.7	0.4
8	Safeway	Waikele Center	1/31/2040	50,050	2.1	0.7	1,201,200	1.7	0.4
9	HomeGoods (6)	Lomas Santa Fe Plaza Alamo Quarry Market	2/28/2030 8/31/2034	55,837	2.3	0.8	1,200,000	1.7	0.4
10	Hobby Lobby	Gateway Marketplace	9/30/2036	64,900	2.7	1.0	1,172,885	1.7	0.4
	Top 10 Retail Tenants Total			679,727	28.3%	10.0%	$17,744,330	25.3%	6.3%

Notes:
(1)    For Sprouts Farmers Market, 14,986, 25,472, and 30,973 of leased square feet have a lease expiration of June 30, 2029 (Solana Beach Towne Centre), September 30, 2032 (Geary Marketplace), and March 31, 2035 (Carmel Mountain Plaza), respectively.
(2)    For Marshalls, 28,760 and 39,295 of leased square feet have a lease expiration of January 31, 2029 (Carmel Mountain Plaza) and January 31, 2035 (Solana Beach Towne Centre).
(3)    For Nordstrom Rack, 39,047 and 30,000 of leased square feet have a lease expiration of September 30, 2027 (Carmel Mountain Plaza) and October 31, 2027 (Alamo Quarry Market), respectively.
(4)    For Old Navy, 15,021, 20,000 and 17,915 of leased square feet have a lease expiration of September 30, 2027 (Alamo Quarry Market), April 30, 2028 (South Bay Marketplace) and July 31, 2030 (Waikele Center), respectively.
(5)    For Sola Salons, 6,300, 5,775, 7,500, 14,289, and 8,712 of leased square feet have a lease expiration of November 30, 2029 (Solana Beach Towne Centre), March 31, 2031 (Hassalo on Eighth - Retail), June 30, 2032 (South Bay Marketplace), August 31, 2034 (Carmel Mountain Plaza), and March 31, 2036 (Carmel Country Plaza), respectively.
(6)    For HomeGoods, 30,000 and 25,837 of leased square feet have a lease expiration of February 28, 2030 (Lomas Sante Fe Plaza) and August 31, 2034 (Alamo Quarry Market), respectively.

Third Quarter 2025 Supplemental Information	Page 36

APPENDIX

Third Quarter 2025 Supplemental Information	Page 37

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three and nine months ended September 30, 2025 and 2024 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income	$5,921	$21,318	$67,149	$61,235
Depreciation and amortization	32,014	33,529	95,290	94,757
Interest expense, net	19,773	18,229	58,337	50,773
Interest income	(1,083)	(1,972)	(3,460)	(3,551)
Income tax expense	156	235	691	696
Gain on sale of real estate	—	—	(44,476)	—
EBITDA	$56,781	$71,339	$173,531	$203,910

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential. However, Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined by GAAP. The reconciliation of EBITDA to Adjusted EBITDA for the three and nine months ended September 30, 2025 and 2024 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
EBITDA	$56,781	$71,339	$173,531	$203,910
Pro forma adjustments	—	—	—	—
Adjusted EBITDA	$56,781	$71,339	$173,531	$203,910

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and nine months ended September 30, 2025 and 2024 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income	$5,921	$21,318	$67,149	$61,235
Depreciation and amortization	32,014	33,529	95,290	94,757
Interest expense, net	19,773	18,229	58,337	50,773
Interest income	(1,083)	(1,972)	(3,460)	(3,551)
Income tax expense	156	235	691	696
Gain on sale of real estate	—	—	(44,476)	—
EBITDAre	$56,781	$71,339	$173,531	203,910

Third Quarter 2025 Supplemental Information	Page 38

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted second generation tenant improvements and leasing commissions and capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. Capital expenditures do not include capital expenditures incurred in connection with repositioning activities, as well as planned capital expenditures identified at the time of acquisition. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of NOI to net income	2025	2024	2025	2024
Total NOI	$66,281	$80,405	$201,193	$220,555
General and administrative	(9,500)	(9,068)	(27,662)	(26,647)
Depreciation and amortization	(32,014)	(33,529)	(95,290)	(94,757)
Gain on sale of real estate	—	—	44,476	—
Operating Income	$24,767	$37,808	$122,717	$99,151
Interest expense, net	(19,773)	(18,229)	(58,337)	(50,773)
Other income, net	927	1,739	2,769	12,857
Net income	$5,921	$21,318	$67,149	$61,235
Net income attributable to restricted shares	(207)	(194)	(616)	(585)
Net income attributable to unitholders in the Operating Partnership	(1,205)	(4,467)	(14,033)	(12,829)
Net income attributable to American Assets Trust, Inc. stockholders	$4,509	$16,657	$52,500	$47,821

Overall Portfolio: Includes all operating properties owned by us as of September 30, 2025.

Third Quarter 2025 Supplemental Information	Page 39

GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements (other than tenant improvement reimbursements), ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes lease termination fees, tenant improvement reimbursements, general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Total Cash NOI to Net Income	2025	2024	2025	2024
Total Cash NOI	$64,319	$67,423	$197,452	$203,129
Lease termination fees and tenant improvement reimbursements	2,303	11,924	3,396	12,272
Non-cash revenue and other operating expenses (1)	(341)	1,058	345	5,154
General and administrative	(9,500)	(9,068)	(27,662)	(26,647)
Depreciation and amortization	(32,014)	(33,529)	(95,290)	(94,757)
Gain on sale of real estate	—	—	44,476	—
Operating income	$24,767	$37,808	$122,717	$99,151
Interest expense, net	(19,773)	(18,229)	(58,337)	(50,773)
Other income, net	927	1,739	2,769	12,857
Net income	$5,921	$21,318	$67,149	$61,235
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Third Quarter 2025 Supplemental Information	Page 40

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2025	2024	2025	2024
Same-Store Cash NOI (1)	$64,959	$65,510	$198,541	$197,286
Redevelopment Cash NOI (2)	(298)	(233)	(773)	(459)
Total Same-Store Cash NOI with Redevelopment	$64,661	$65,277	$197,768	$196,827
Non-Same Store Cash NOI	(342)	2,146	(316)	6,302
Total Cash NOI	$64,319	$67,423	$197,452	$203,129
Lease termination fees and tenant improvement reimbursements (3)	2,303	11,924	3,396	12,272
Non-cash revenue and other operating expenses (4)	(341)	1,058	345	5,154
General and administrative	(9,500)	(9,068)	(27,662)	(26,647)
Depreciation and amortization	(32,014)	(33,529)	(95,290)	(94,757)
Gain on sale of real estate	—	—	44,476	—
Operating income	$24,767	$37,808	$122,717	$99,151
Interest expense, net	(19,773)	(18,229)	(58,337)	(50,773)
Other income, net	927	1,739	2,769	12,857
Net income	$5,921	$21,318	$67,149	$61,235

(1)    Same-store portfolio excludes: (i) One Beach Street (office) due to significant redevelopment; (ii) Del Monte Center (retail), which was sold on February 25, 2025; (iii) Genesee Park (multifamily), which was acquired on February 28, 2025, (iv) La Jolla Commons III (office), which was placed into operations on April 1, 2025 and (v) land held for development.
(2)    Redevelopment property refers to One Beach Street and Lloyd Portfolio - Land.
(3)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.
(4)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Third Quarter 2025 Supplemental Information	Page 41

GLOSSARY OF TERMS (CONTINUED)

	Comparison of Three Months Ended			Comparison of Nine Months Ended
	September 30, 2025 to 2024			September 30, 2025 to 2024
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons (1)	X	X	X	X	X	X
Torrey Reserve Campus	X		X	X		X
Torrey Point	X		X	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street		X	X		X	X
First & Main	X		X	X		X
Lloyd Portfolio	X		X	X		X
City Center Bellevue	X		X	X		X
14Acres (formerly known as Eastgate Office Park)	X		X	X		X
Timber Ridge (formerly known as Corporate Campus East III)	X		X	X		X
Timber Springs (formerly known as Bel-Spring 520)	X		X	X		X
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Gateway Marketplace	X		X	X		X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center	X		X	X		X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth - Retail	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Pacific Ridge Apartments	X		X	X		X
Genesee Park		X			X
Hassalo on Eighth	X		X	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X	X		X
Waikiki Beach Walk - Embassy Suites™	X		X	X		X
Development Properties
Solana Crossing - Land		X			X
Lloyd Portfolio - Land		X	X		X	X

(1)     La Jolla Commons Tower III is considered non same-store, as it was placed into operations on April 1, 2025.

Third Quarter 2025 Supplemental Information	Page 42

GLOSSARY OF TERMS (CONTINUED)

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Third Quarter 2025 Supplemental Information	Page 43